Exhibit 99.1

               Argonaut Group, Inc. Announces Record 2006 Results

            Profitable, Organic Growth Drives Strong Business Segment
                           Performance and Higher ROE

     SAN ANTONIO--(BUSINESS WIRE)--Feb. 5, 2007--Argonaut Group, Inc. (NasdaqGS: AGII) today announced record financial results for the three months and year ended Dec. 31, 2006.

    Highlights include the following:

    For the quarter ended Dec. 31, 2006:

    -- Return on equity was 17.5 percent versus 16.8 percent for the fourth quarter of 2005;

    -- Net income was $31.4 million versus $25.4 million in the 2005 fourth quarter, a 23.6 percent increase;

    --  Gross written premiums increased 14.2 percent to a record
        $320.1 million;

    -- Earned premiums of $206.7 million set a new high versus $187.8 million in 2005 fourth quarter;

    -- Underwriting income was a record $15.9 million versus $6.1 million in the last quarter of 2005;

    --  Combined ratios for E&S, Select Markets and Public Entity were
        83.0 percent, 87.6 percent and 78.0 percent, respectively.

    For the year ended Dec. 31, 2006:

    -- Return on equity increased to 14.8 percent versus 13.3 percent in 2005;

    -- Net income rose 31.7 percent to $106.0 million versus $80.5 million a year earlier;

    -- Gross written premiums set a new high in 2006, increasing nearly $100 million to $1.2 billion;

    -- Earned premiums were at a record $813.0 million, up 16.3 percent versus $699.0 million in 2005;

    -- Underwriting income of $50.3 million established a new high versus $9.3 million in the prior year;

    --  Cash flow from operations remained strong at $299.0 million;

    --  Book value at year end was $25.34 per fully diluted share, up
        16.6 percent versus $21.73 per share at Dec. 31, 2005.

    Argonaut Group President and Chief Executive Officer Mark E. Watson III said, "Our record performance in 2006 demonstrates Argonaut Group's ability to grow organically while maintaining our underwriting discipline in a competitive marketplace. We are proud to deliver these positive results to our shareholders.

    "I want to extend praise to our first-class team, who continues to improve Argonaut Group's customer focus and portfolio of products and services, which has made our Company a valued partner among our distribution partners and policyholders," said Watson. "We continue to strengthen our underlying business infrastructure, and we are well positioned to make further progress in 2007."

    FINANCIAL RESULTS

    For the fourth quarter of 2006, Argonaut Group reported net income of $31.4 million, or $0.92 per diluted common share on 34.1 million shares. This compares to 2005 fourth quarter net income of $25.4 million, or $0.76 per share on 33.2 million shares. Net income for the three-month period ended Dec. 31, 2006 includes income tax expense of $17.9 million, while net income for the comparable three-month period in 2005 included income tax expense of $2.3 million.

    The Company believes operating income is another meaningful measure of Argonaut Group's performance, although it differs from net income under accounting principles generally accepted in the United States (GAAP) in that operating income excludes income tax benefit or expense and net realized investment gains and losses. For a reconciliation of operating income to GAAP net income for the three and twelve months ended Dec. 31, 2006 and 2005, respectively, please refer to the reconciliation table attached to this news release. Pre-tax operating income increased 56 percent for the quarter ended Dec. 31, 2006 to $40.6 million, as compared to pre-tax operating income in the comparable quarter of 2005 of $26.1 million.

    Total revenue was at a record $243.1 million during the fourth quarter of 2006, up 14.5 percent from $212.4 million for the comparable quarter in 2005. Total revenue includes realized gains on the sales of investments, which were $8.7 million and $1.6 million for the fourth quarters of 2006 and 2005, respectively. Earned premiums for the three months ended Dec. 31, 2006 were a record $206.7 million compared to $187.8 million for 2005, or a 10.1 percent increase.

    The Company's combined ratio for the fourth quarter of 2006 was
92.3 percent versus 96.7 percent for the same three-month period in 2005. Pre-tax underwriting income for the fourth quarter of 2006 and 2005 included favorable loss development from prior years' reserves of $28.6 million, and $13.3 million, respectively. All three primary business segments delivered strong underwriting income results in the fourth quarter of 2006 and reported combined ratios well under 90 percent, as follows: Excess and Surplus Lines at 83.0 percent; Select Markets at 87.6 percent; and Public Entity at 78.0 percent.

    For the year ended Dec. 31, 2006, Argonaut Group reported record net income of $106.0 million, or $3.13 per diluted common share on
33.9 million weighted average shares. This compares to net income in 2005 of $80.5 million, or $2.53 per diluted common share on 31.8 million shares, which included hurricane losses of approximately $15.3 million. Total revenue in 2006 was a record $938.7 million versus $786.2 million in 2005. Total revenue includes realized gains on sales of investments of $21.2 million and $3.3 million for the years ended Dec. 31, 2006 and Dec. 31, 2005, respectively. Earned premiums for 2006 were a record $813.0 million compared to $699.0 million in 2005, up 16.3 percent.

    The Group combined ratio for 2006 was 93.8 percent versus 98.7 percent in 2005. The Group combined ratio for 2005 included hurricane losses of approximately $15.3 million. Pre-tax underwriting income for the years ended Dec. 31, 2006 and Dec. 31, 2005 included favorable loss development from prior years' reserves of $44.9 million and $20.3 million, respectively. Segment combined ratios for 2006 were as follows: Excess and Surplus Lines was 88.9 percent; Select Markets was
91.0 percent; and Public Entity was 83.3 percent.

    SEGMENT RESULTS

    Excess & Surplus Lines (E&S) - For the fourth quarter of 2006, gross written premiums for E&S totaled $210.4 million, resulting in record pre-tax operating income of $35.6 million. This compares to gross written premiums of $178.1 million and operating income of $21.6 million in the fourth quarter of 2005. The combined ratio for the fourth quarter periods of 2006 and 2005, respectively, were 83.0 percent and 88.6 percent. The combined ratio for the 2005 fourth quarter included approximately $1.5 million in hurricane losses.

    For the year ended Dec. 31, 2006, gross written premiums for E&S were a record $761.5 million, generating record operating income of $102.2 million and a combined ratio of 88.9 percent. This compares to gross written premiums of $619.8 million, operating income of $57.7 million and a combined ratio of 92.6 percent for 2005. E&S's combined ratio for 2005 included approximately $9.8 million in hurricane losses.

    Select Markets - During the fourth quarter of 2006, gross written premiums were a record $95.0 million generating record operating income of $11.5 million, compared to gross written premiums of $91.9 million and operating income of $9.5 million during the same period in 2005. The combined ratio for the 2006 fourth quarter was 87.6 percent, versus a 2005 fourth quarter combined ratio of 89.4 percent, which included $351,000 in hurricane losses.

    For the year ended Dec. 31, 2006, gross written premiums for Select Markets were a record $318.1 million, generating record operating income of $36.9 million and a combined ratio of 91.0 percent. This compares to gross written premiums of $296.6 million, operating income of $28.6 million and a combined ratio of 92.6 percent during 2005. Select Markets' combined ratio for 2005 included $2.5 million in hurricane losses.

    Public Entity - Gross written premiums for the 2006 fourth quarter were $13.2 million, generating operating income of $4.5 million, versus gross written premiums of $12.0 million and operating income of $3.9 million for the quarter ended Dec. 31, 2005. The combined ratio for the 2006 fourth quarter was 78.0 percent versus 81.4 percent for the same period a year earlier.

    For the year ended Dec. 31, 2006, gross written premiums for Public Entity were $73.7 million, generating record operating income of $13.5 million and a combined ratio of 83.3 percent. This compares to gross written premiums of $67.0 million, operating income of $9.4 million and a combined ratio of 92.3 percent for the year ended Dec. 31, 2005. Public Entity's combined ratio for 2005 included $2.9 million in hurricane losses.

    Risk Management - The renewal rights to a majority of the business that comprised Risk Management were sold to XL America, Inc. in the third quarter of 2005, as previously disclosed. The remaining business activity for this segment during the fourth quarter of 2006 generated operating income of $7.5 million, compared to $5.3 million for the same period in 2005.

    For the year ended Dec. 31, 2006, Risk Management's gross written premiums totaled $2.2 million and generated operating income of $25.5 million, versus gross written premiums of $72.3 million and operating income of $18.2 million for 2005.

    CONFERENCE CALL

    Argonaut Group will conduct an investor conference call at Noon EST (11:00 a.m. CST) today, Monday, Feb. 5, 2007. The conference call can be accessed by visiting the investor relations section of Argonaut Group's Web page, which can be found at www.argonautgroup.com, or by telephone toll free at 866-202-4683 (pass code: 36530187). The international dial-in number for the conference call is 617-213-8846. A webcast replay of the conference call will be available approximately one hour after the call's completion on Argonaut Group's investor relations Web page, or by telephone toll free at 888-286-8010 (pass code: 79054191). If calling from abroad, please access the conference call replay by dialing 617-801-6888 (pass code: 79054191).

    ABOUT ARGONAUT GROUP, INC.

    Headquartered in San Antonio, Argonaut Group, Inc. (NasdaqGS:
AGII) is a national underwriter of specialty insurance products in niche areas of the property and casualty market, with $3.7 billion in assets. Through its insurance subsidiaries, Argonaut Group offers a full line of high quality products and services designed to meet the unique coverage and claims handling needs of businesses in three primary segments: Excess and Surplus Lines, Select Markets, and Public Entity. Members of Argonaut Group include Colony, Argonaut Specialty, Rockwood, Great Central, Grocers Insurance, Trident, and Argonaut Insurance. Information on Argonaut Group and its subsidiaries is available at www.argonautgroup.com.

    FORWARD-LOOKING STATEMENTS DISCLOSURE

    This news release may contain "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. For a more detailed discussion of risks and uncertainties, see the Company's public filings made with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements.



                         ARGONAUT GROUP, INC.
                     CONSOLIDATED BALANCE SHEETS
               (in millions, except per share amounts)

                                                     December 31,
                                                    2006       2005
                                                 ----------- ---------
                                                 (unaudited)
                    Assets
Total investments                                  $2,514.1  $2,173.0
Cash and cash equivalents                              43.8      29.7
Accrued investment income                              19.5      17.4
Receivables                                           726.4     736.5
Goodwill                                              106.3     106.3
Other assets                                          311.4     341.7
                                                 ----------- ---------
                  Total assets                     $3,721.5  $3,404.6
                                                 =========== =========

      Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses   $2,029.2  $1,875.4
Unearned premiums                                     516.4     475.8
Other liabilities                                     328.2     337.3
                                                 ----------- ---------
               Total liabilities                    2,873.8   2,688.5

Total shareholders' equity                            847.7     716.1
                                                 ----------- ---------
   Total liabilities and shareholders' equity      $3,721.5  $3,404.6
                                                 =========== =========

Book value per common share - basic                  $26.12    $23.48
                                                 =========== =========
Book value per common share - diluted (a)            $25.34    $21.73
                                                 =========== =========


(a) Book value per common share - diluted, includes the impact of the Series A Mandatory Convertible Preferred Stock on an as if converted basis.




                         ARGONAUT GROUP, INC.
                         FINANCIAL HIGHLIGHTS
                             ALL SEGMENTS
               (in millions, except per share amounts)

                             Three Months Ended       Year Ended
                                December 31,         December 31,
                             ------------------- ---------------------
                                2006      2005      2006       2005
                                 (unaudited)          (unaudited)

Gross Written Premiums           $320.1  $280.3    $1,155.5  $1,055.7
Net Written Premiums              242.4   202.2       847.0     769.4

Earned Premiums                   206.7   187.8       813.0     699.0
Net Investment Income              27.7    23.0       104.5      83.9
Gains on Sales of
 Investments                        8.7     1.6        21.2       3.3
                             ----------- ------- ----------- ---------
  Total Revenue                   243.1   212.4       938.7     786.2

Losses and Loss Adjustment
 Expenses                         117.7   104.4       477.6     427.2
Underwriting, Acquisition
 and Insurance Expense             73.1    77.3       285.1     262.5
Interest Expense                    3.0     3.0        13.0      15.0
                             ----------- ------- ----------- ---------
  Total Expenses                  193.8   184.7       775.7     704.7

Income Before Tax                  49.3    27.7       163.0      81.5
Income Tax Provision               17.9     9.4        57.0      26.1
Change in Deferred Tax
 Valuation Allowance                  -    (7.1)          -     (25.1)
                             ----------- ------- ----------- ---------
   Net Income                     $31.4   $25.4      $106.0     $80.5
                             =========== ======= =========== =========

Net Income:
  From Operations                 $40.6   $26.1      $141.8     $78.2
  From Sale of Investments          8.7     1.6        21.2       3.3
                             ----------- ------- ----------- ---------
Income Before Taxes                49.3    27.7       163.0      81.5
Income Tax Provision               17.9     2.3        57.0       1.0
                             ----------- ------- ----------- ---------
Total Net Income:                 $31.4   $25.4      $106.0     $80.5
                             =========== ======= =========== =========

Net Income per Common Share
 (Basic):                         $0.97   $0.86       $3.32     $2.73
                             =========== ======= =========== =========

Net Income per Common Share
 (Diluted):                       $0.92   $0.76       $3.13     $2.53
                             =========== ======= =========== =========

Weighted Average Common
 Shares:
   Basic                           32.4    30.2        31.6      28.6
                             =========== ======= =========== =========
   Diluted                         34.1    33.2        33.9      31.8
                             =========== ======= =========== =========




                         ARGONAUT GROUP, INC.
                             SEGMENT DATA
                            (in millions)

                               Three Months Ended      Year Ended
                                  December 31,        December 31,
                               ------------------- -------------------
                                  2006      2005      2006      2005
                                   (unaudited)         (unaudited)

Excess & Surplus Lines
------------------------------
 Gross Written Premiums            $210.4  $178.1      $761.5  $619.8
 Net Written Premiums               156.5   127.1       559.5   451.3
 Earned Premiums                    138.7   112.5       526.5   374.9

 Underwriting Income                $23.5   $12.8       $58.6   $27.7
 Net Investment Income               12.1     8.8        43.6    30.0
                               ----------- ------- ----------- -------
 Operating Income Before Taxes      $35.6   $21.6      $102.2   $57.7
                               =========== ======= =========== =======

 Loss Ratio                          51.5%   57.8%       57.6%   61.6%
 Expense Ratio                       31.5%   30.8%       31.3%   31.0%
                               ----------- ------- ----------- -------
 GAAP Combined Ratio                 83.0%   88.6%       88.9%   92.6%
                               =========== ======= =========== =======

Select Markets
------------------------------
 Gross Written Premiums             $95.0   $91.9      $318.1  $296.6
 Net Written Premiums                75.1    71.8       228.6   218.4
 Earned Premiums                     55.5    53.1       216.7   194.0

 Underwriting Income                 $6.8    $5.6       $19.5   $14.3
 Net Investment Income                4.7     3.9        17.4    14.3
                               ----------- ------- ----------- -------
 Operating Income Before Taxes      $11.5    $9.5       $36.9   $28.6
                               =========== ======= =========== =======

 Loss Ratio                          62.4%   62.1%       63.0%   64.9%
 Expense Ratio                       25.2%   27.3%       28.0%   27.7%
                               ----------- ------- ----------- -------
 GAAP Combined Ratio                 87.6%   89.4%       91.0%   92.6%
                               =========== ======= =========== =======

Public Entity
------------------------------
 Gross Written Premiums             $13.2   $12.0       $73.7   $67.0
 Net Written Premiums                10.1     9.0        58.3    50.8
 Earned Premiums                     14.8    13.6        54.4    59.3

 Underwriting Income                 $3.3    $2.5        $9.1    $4.5
 Net Investment Income                1.2     1.4         4.4     4.9
                               ----------- ------- ----------- -------
 Operating Income Before Taxes       $4.5    $3.9       $13.5    $9.4
                               =========== ======= =========== =======

 Loss Ratio                          50.5%   39.9%       51.4%   55.8%
 Expense Ratio                       27.5%   41.5%       31.9%   36.5%
                               ----------- ------- ----------- -------
 GAAP Combined Ratio                 78.0%   81.4%       83.3%   92.3%
                               =========== ======= =========== =======

Risk Management
------------------------------
 Gross Written (Return)
  Premiums                           $1.5   $(1.7)       $2.2   $72.3
 Net Written (Return) Premiums        0.7    (5.7)        0.6    48.9
 Earned Premiums                     (2.3)    8.6        15.4    70.8

 Underwriting Loss                  $(1.4)  $(2.5)      $(8.2) $(13.7)
 Net Investment Income                8.9     7.8        33.7    31.9
                               ----------- ------- ----------- -------
 Operating Income Before Taxes       $7.5    $5.3       $25.5   $18.2
                               =========== ======= =========== =======

 Loss Ratio                      n/m (b)     19.9%     n/m (b)   55.5%
 Expense Ratio                   n/m (b)    102.1%     n/m (b)   64.0%
                               ----------- ------- ----------- -------
 GAAP Combined Ratio             n/m (b)    122.0%      153.2%  119.5%
                               =========== ======= =========== =======

(b) n/m - not meaningful





                         ARGONAUT GROUP, INC.
           RECONCILIATION OF OPERATING INCOME TO NET INCOME
                            (in millions)

                               Three Months Ended      Year Ended
                                  December 31,        December 31,
                               ------------------  -------------------
                                 2006     2005       2006      2005
                                  (unaudited)          (unaudited)

Excess & Surplus Lines            $35.6    $21.6     $102.2     $57.7
Select Markets                     11.5      9.5       36.9      28.6
Public Entity                       4.5      3.9       13.5       9.4
Risk Management                     7.5      5.3       25.5      18.2
Run-Off Lines                      (9.2)    (6.2)      (9.9)    (12.5)
Corporate & Other                  (9.3)    (8.0)     (26.4)    (23.2)
                               --------- --------  --------- ---------
 Operating Income Before Taxes     40.6     26.1      141.8      78.2
Gains on Sales of Investments       8.7      1.6       21.2       3.3
                               --------- --------  --------- ---------
 Income Before Taxes               49.3     27.7      163.0      81.5
Income Tax Provision               17.9      2.3       57.0       1.0
                               --------- --------  --------- ---------
 Net Income                       $31.4    $25.4     $106.0     $80.5
                               ========= ========  ========= =========

    CONTACT: Argonaut Group, Inc.
             Mark Haushill, 210-321-8400
             Chief Financial Officer